EXHIBIT NO. 21

                           SUBSIDIARIES OF REGISTRANT
                          As Updated December 31, 1998


                     Essex Mortgage Corporation
                     (State of Incorporation - Virginia)

                     Essex Savings Bank, F.S.B.
                     (State of Incorporation - North Carolina)

                     First Title Insurance Agency LLC
                     (State of Organization - Virginia)

                     Essex Home Mortgage Servicing Corporation
                     (State of Incorporation - Virginia)

                     E H Asset Disposition Corporation
                     (State of Incorporation - Virginia)